UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report — May 1, 2014

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin  54957-0669

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (920) 727-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The Bemis Company, Inc. 2014 Annual Meeting of Shareholders was held on May 1, 2014.  As of the record date for the Annual Meeting, there were 101,052,044 shares of common stock entitled to vote, of which the holders of 89,487,594 shares were represented in person or by proxy at the Annual Meeting.  The results of the items voted on at the Annual Meeting are set forth below:

1.              The shareholders elected four director-nominees for a one-year term.  The vote was as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non- Votes
Edward N. Perry	74,494,931	1,649,658	13,343,005
Timothy M. Manganello	75,228,762	915,827	13,343,005
Philip G. Weaver	75,804,376	340,213	13,343,005
Henry J. Theisen	69,095,667	7,048,922	13,343,005

2.              The shareholders voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year.  The vote was 84,465,446 for, 1,121,115 against, and 3,900,993 abstentions.  There were no broker non-votes.

3.              The shareholders voted, on an advisory basis, to approve the Company’s executive compensation.  The vote was 72,654,800 for, 3,149,805 against, and 339,984 abstentions.  There were 13,343,005 broker non-votes.

4.              The shareholders voted to reapprove the Bemis Executive Officer Performance Plan, as amended.  The vote was 73,506,438 for, 2,324,706 against, and 313,445 abstentions.  There were 13,343,005 broker non-votes.

5.              The shareholders voted to approve the Bemis Company, Inc. 2014 Stock Incentive Plan.  The vote was 67,112,687 for, 8,642,874 against, and 389,028 abstentions.  There were 13,343,005 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Jerry S. Krempa
Jerry S. Krempa, Vice President and Controller

Date: May 2, 2014